Exhibit 10.2

GUARANTY

Reference is hereby made to that certain Amended and Restated Asset Purchase Agreement dated as of July 9, 2009 (the “Purchase Agreement”) between Tandy Brand Accessories, Inc. (“Tandy”) and ,Chambers Belt Company (“Chambers”). Capitalized terms used herein and not otherwise defined shall have the meaning given thereto in the Purchase Agreement.

1. This Guaranty is being executed pursuant to the Purchase Agreement to satisfy a condition to closing.

2. Phoenix Footwear Group, Inc. (“Parent”) hereby irrevocably and unconditionally guarantees, subject to Paragraph 4 below, Chambers’ performance of all of its obligations under the Purchase Agreement and the Chambers Closing Documents, including payment of any liability, on the terms and conditions therein. During the term of this Guaranty, Parent shall not be discharged or released hereunder by reason of the discharge or release of Chambers from its obligations under the Purchase Agreement or the Chambers Closing Documents for any reason, including a discharge of Chambers in bankruptcy, receivership or other insolvency proceeding, a stay or other enforcement restriction in any such proceeding, or any other reduction, modification, impairment or limitation of the liability of Chambers.

3. Parent hereby acknowledges, subject to Paragraph 4 below, that Tandy may proceed directly against it to enforce its rights under this Agreement or the Chambers Closing Documents and waives any rights it may have to compel Tandy to first proceed against Chambers.

4. Notwithstanding anything herein or elsewhere to the contrary, Parent’s obligations under this Guaranty shall at all times be subject to all defenses, offsets and cross claims or counterclaims which may exist in favor of Chambers against Tandy or any Tandy Indemnitee other than defenses based solely on bankruptcy or insolvency laws referred to above.

5. This Guaranty constitutes the sole agreement between Tandy and Parent concerning the subject matter hereof and may be amended or modified only by a written instrument executed by both Tandy and Parent specifically referring to this Guaranty.

6. This Guaranty shall be governed by the laws of Delaware.

7. Any litigation involving this Guaranty shall be adjudicated in a Court located in the State of Delaware. Parent and Tandy by accepting this Guaranty irrevocably consent to the jurisdiction and venue of such courts and waive any objection thereto.

PHOENIX FOOTWEAR GROUP, INC.

By
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Accepted and Agreed:

TANDY BRANDS ACCESSORIES, INC.

Name:
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